                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                          Duramed Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1)       Title of each class of securities to which transaction applies:

                  ----------------------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  ----------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  ----------------------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  ----------------------------------------------------------------------------

         5)       Total Fee Paid:

                  ----------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ----------------------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  ----------------------------------------------------------------------------

         3)       Filing Party:

                  ----------------------------------------------------------------------------

         4)       Date Filed:

                  ----------------------------------------------------------------------------

                          DURAMED PHARMACEUTICALS, INC.
                              7155 EAST KEMPER ROAD
                             CINCINNATI, OHIO 45249

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

         We are pleased to invite you to attend the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc., to be held at 5040 Duramed Drive, Cincinnati, Ohio 45213 on September 30, 1997 at 9:00 a.m. (EDT), for the purpose of considering and acting upon the following:

1.       The election of five directors of the Company.

2. The approval of the Company's 1997 Stock Option Plan to replace the 1988 Stock Option Plan.

3. The ratification of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 1997.

4.       Such other matters as may properly come before the meeting.

         Only stockholders of record at the close of business on August 4, 1997 are entitled to receive notice of, and to vote at, the meeting. Management, at present, knows of no other business to be brought before the meeting.

                                           By Order of The Board of Directors


                                           E. THOMAS ARINGTON
                                           President and Chief Executive Officer

Cincinnati, Ohio
August 25, 1997


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER DATED PROXY, OR ATTENDING THE MEETING AND VOTING IN PERSON.

                          DURAMED PHARMACEUTICALS, INC.
                              7155 EAST KEMPER ROAD
                             CINCINNATI, OHIO 45249
                                 (513) 731-9900


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Duramed Pharmaceuticals, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders on September 30, 1997. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about August 25, 1997.


                          OUTSTANDING VOTING SECURITIES


         The number of voting securities of the Company outstanding on August 4, 1997, the record date for the meeting, was 14,844,666 shares of Common Stock, $.01 par value, each entitled to one vote, owned by approximately 1,500 stockholders of record. A list of stockholders of the Company may be examined at the offices of the Company at the address given above.


                               PROXIES AND VOTING


         When the enclosed proxy card is properly executed and returned, the shares it represents will be voted as specified; if no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice to the Company, by giving a later dated proxy indicating a desire to vote differently or by appearing at the meeting and casting a ballot. There are no rights of appraisal or similar rights of dissenting stockholders with respect to any matter to be acted upon at the meeting.

         The cost of solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation may be made by officers and regular employees of the Company by personal interview, telephone and facsimile. Banks, brokerage houses and other record owners will be reimbursed for their reasonable expenses incurred in forwarding soliciting material to beneficial owners and in obtaining voting instructions from those owners.

         The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting will be sufficient for the election of directors. The Company's Common Stock has no cumulative voting rights. Other matters will be determined by the affirmative vote of a majority of the shares present in person or represented by proxy, with abstentions having the effect of negative votes and broker non-votes deemed to be absent shares. The Company has not established a procedure for confidential voting.


                             THE BOARD OF DIRECTORS


         The Company's corporate powers are exercised, and its business, property and affairs are managed, by or under the direction of the Board of Directors. Currently there are five directors, including Dr. Derek G. Layton who was appointed in November 1996 to fill the vacancy created by the unexpected death in September 1996 of Mr. Doane Darling. The Board of Directors recommends that the current five directors, described below, be elected to serve until the Annual Meeting in 1998 or until their successors are elected and qualified.

         E. THOMAS ARINGTON, age 60. Mr. Arington has been the Company's President and Chief Executive Officer since October 1987. He became a director of the Company in December 1987 and its Chairman of the Board in May 1988. Prior to joining the Company, he was President of MarketMaster, Inc., a health care consulting firm which had the exclusive rights to market the Company's products. MarketMaster, Inc. was acquired by the Company in December 1987. Mr. Arington's career has also included 17 years with Lederle Laboratories, a division of American Cyanamid, where he held a variety of executive management positions.

         GEORGE W. BAUGHMAN, age 60. Mr. Baughman was elected a director of the Company in April 1989. Mr. Baughman has been President and Chairman of Advanced Research Associates, a consulting firm specializing in information systems and technology and in financial analysis and planning, for more than the past five years. He was employed by The Ohio State University for twenty-five years, retiring as Director of Special Projects, Office of President.

         DEREK G. LAYTON, PH.D., age 56. Dr. Layton has been a director of the Company since November 1996 and President of Duramed Europe, Ltd., a wholly owned subsidiary of the Company, since its formation in May 1994. Prior to joining the Company, he was a partner with the executive search company Ward Howell, Inc. In 1983 Dr. Layton co-founded Porton International plc, an Anglo-American conglomerate of companies focused on healthcare and biotechnology. He served as Group Managing Director from 1983 to 1985 and as Chief Executive Officer from 1985 to 1989. Dr. Layton has held a number of senior academic positions in Europe and the U.S. and acted as an advisor to several governments on the impact of biotechnology on existing industries.

         STANLEY L. MORGAN, age 79. Mr. Morgan was elected a director of the Company in April 1989. Mr. Morgan is the retired Executive Vice President of Ben Venue Laboratories, Inc., a leading pharmaceutical manufacturer of sterile dosage forms and bulk pharmaceutical products. He served Ben Venue in many capacities including Chief Administrative Officer, Chief Engineer and Executive Director of Research and Development. Since retirement he has been a consultant to the pharmaceutical industry.

         S. SUNDARARAMAN, age 61. Mr. Sundararaman is the Company's Secretary and has been a director of the Company since 1982. Mr. Sundararaman is Manager, Sales Automation and Distribution, USA for Lufthansa German Airlines and has been with that company since 1961.

         MEETINGS; COMMITTEES OF THE BOARD. The Company's Board of Directors (the "Board") held eighteen meetings in 1996, of which fourteen were by conference telephone. The Board of Directors has an Audit Committee composed of Messrs. Baughman (Chairman), Morgan and Sundararaman. The Audit Committee deals with financial reporting and control of the Company's assets. The Committee held one meeting, which was by conference telephone, during 1996. The Board also has a Compensation Committee consisting of Messrs. Sundararaman (Chairman), Morgan and Baughman. The Compensation Committee has responsibility for making recommendations to the full Board concerning all matters dealing with officers' compensation and fringe benefits. The Committee met seven times during 1996, including three meetings by conference telephone. The Board does not have a nominating committee. Each incumbent director except Dr. Layton attended more than seventy five percent of the aggregate of all meetings of the Board of Directors which he was eligible to attend and all meetings of committees upon which he served during 1996.

         COMPENSATION OF DIRECTORS. During 1996, nonemployee directors of the Company received an annual fee of $10,000, fees of $1,200 for each Board meeting attended, plus reimbursement of expenses, and fees of $500 for each Board meeting held by conference telephone. Committee meeting fees are paid at the same rates as fees for Board meetings; however, no fees are paid for committee meetings held on the same dates as Board meetings. No fees are paid to directors who are also employees of the Company.

Each nonemployee director also is annually awarded nondiscretionary options to purchase 5,000 shares of the Company's Common Stock and is reimbursed by the Company for up to $7,500 per year in legal and financial consulting expenses.

         The Company has an unfunded pension plan covering nonemployee directors who have served on the Board for at least five years. No director who is, or at any time during the five years prior to the end of service as a director was, an employee of the Company may participate in the plan. The plan provides an annual benefit, payable monthly from the time a participating director ceases to be a member of the Board until death, equal to the director's most recent annual Board fee, as adjusted annually to reflect changes in the Consumer Price Index. The right of a director to receive benefits under the plan is forfeited if the director engages in any activity determined by the Board to be contrary to the best interests of the Company.


                       APPROVAL OF 1997 STOCK OPTION PLAN


         GENERAL. The Company's 1997 Stock Option Plan (the "1997 Plan" or the "Plan") was adopted by the Board of Directors, subject to stockholder approval, on February 11, 1997. The Plan is intended to replace, and is substantially identical to, the Company's 1988 Stock Option Plan, as amended and restated and approved by the Company's stockholders at the Annual Meeting in July 1996 (the "1988 Plan"). Although the 1988 Plan was reapproved by stockholders at the Annual Meeting in July 1996 and authorized sufficient shares for then-foreseeable option grants, only nonqualified option grants -- but not incentive stock options -- can be granted under the 1988 Plan after January 1998. Therefore, the Board decided to adopt a new plan, the 1997 Plan, which would permit the grant of both incentive and nonqualified option until 2007 (the tenth anniversary of the Plan, in accordance with Internal Revenue Code requirements for incentive stock options).

         Currently, there are 4,360,000 shares of Common Stock authorized for issuance under the 1988 Plan. Options for 2,794,751 shares are outstanding and options for 859,928 shares have been exercised, leaving 705,321 shares available for option grant. The Company's intent is to grant no additional options under the 1988 Plan, assuming approval of the 1997 Plan. Therefore, the 705,321 shares of Common Stock remaining available for grant under the 1988 Plan essentially are proposed to be transferred to the 1997 Plan. An additional 794,679 shares are provided for in the 1997 Plan. If the 1997 Plan is not approved, the Company will continue to grant options under the 1988 Plan.

         A summary of the 1997 Plan follows. The text of the Plan is set forth as Exhibit A to this Proxy Statement and should be reviewed for full information.

         THE PLAN. Any employee on the regular payroll of the Company may be selected to participate in the Plan. Additionally, options may be granted under the Plan to advisors to the Company. Nonemployee directors of the Company are not eligible to participate in the Plan. Up to 1,500,000 shares of Common Stock may be issued pursuant to the Plan; however, options for no more than 200,000 shares may be granted to any eligible employee during any period of twelve consecutive months. Appropriate adjustments in the number of shares issuable and in the number and prices of shares covered by outstanding options will be made to give effect to any changes in the Company's capitalization (stock splits, stock dividends, etc.).

         The Plan is administered by a committee (the "Committee") of at least two members of the Company's Board of Directors. In addition to administering and interpreting the Plan, the Committee has authority to select optionees, determine the number of shares for which an option is granted, set the option's price and term, select the type of option and establish all other terms and conditions of the option. The Committee may waive or amend the terms and conditions of, or accelerate the vesting of, an option. For the purpose of option grants to and approval of other transactions with persons who are subject to

Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the Company, each Committee member must be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act. The Board may perform any of the functions of the Committee and, for the foreseeable future, it is expected that all option grants will be made by the Board. Only the Board may amend or terminate the Plan.

         Both incentive stock options and nonqualified options may be granted to employee-participants in the Plan. Advisors may only receive nonqualified options. The per share exercise price of a nonqualified option must be at least 50% of the fair market value of a share of the Common Stock on the date the option is granted. The per share exercise price of an incentive stock option may not be less than 100% of the Common Stock's fair market value on the date of grant, and no incentive stock option may be exercised after ten years from the date of grant. Incentive stock options granted to an optionee holding more than 10% of the Company's outstanding Common Stock must have a price of at least 110% of fair market value on the date of grant and may be for a term no longer than five years.

         An option's exercise price may be paid in cash, or, with the approval of the Committee, by the tender of shares of the Company's Common Stock or by directing that shares otherwise issuable upon the option's exercise be withheld as payment. Shares which are tendered or withheld are valued at their fair market value on the date of tender or withholding and may be counted as available for issuance under the Plan. For purposes of the Plan, fair market value means the last sale price for the Common Stock reported on the Nasdaq National Market on a given date. On August 15, 1997, the fair market value of the Company's Common Stock was $4.69 per share.

         Generally, an unexercisable option granted to an employee of the Company terminates when the optionee terminates employment with the Company. An exercisable option granted to an employee terminates on the earlier of (i) its full exercise, (ii) its expiration date or (iii) the end of the three-month period following the date of termination of employment. If, however, an optionee becomes disabled or dies while employed by the Company or within three months thereafter, a then-exercisable option may be exercised for one year after the date of death or commencement of disability. An option granted to an advisor terminates upon the earlier of its full exercise or its expiration date. The Plan allows the Committee to extend these option exercise periods.

         A nonqualified option may be transferred pursuant to a domestic relations order, to the spouse or child of the optionee or under other circumstances, terms and conditions established by the Committee. Otherwise, an option is not transferrable except by the optionee's will or the laws of descent and distribution and, during an optionee's lifetime, may only be exercised by the optionee or the optionee's legal representative or guardian.

         The Board may amend or terminate the Plan at any time; however, no Plan amendment may alter or impair an outstanding option without the optionee's consent. No option may be granted under the Plan subsequent to February 10, 2007.

         In the event any person becomes the beneficial owner of more than 50% of the Company's Common Stock, or commences a tender offer which, if successful, would have that result, all outstanding options will become immediately exercisable. Similarly, if the Company enters into an agreement of reorganization, merger or consolidation in which the Company is not to be the surviving corporation or enters into an agreement for the sale or transfer of all or substantially all of its assets, all outstanding options also will become immediately exercisable. If the successor or transferee corporation does not agree to continue the Plan, both the Plan and all outstanding options will terminate as of the effective date of the transaction. An optionee who is subject to Section 16 of the Exchange Act may, immediately prior to the consummation of the transaction and in lieu of the consideration receivable by other optionees in the transaction, tender any unexercised options to the Company and receive a cash payment equal to the difference between the aggregate "fair value" of the shares of the Company's Common Stock subject to the holder's unexercised options and the aggregate option price of those shares. The Plan provides that, if payments to an optionee by the Company would constitute "excess parachute payments" under the Code, amounts payable in accordance with the Plan's change of control provisions will be reduced so that the employee is not subject to the 20% excise tax on the payment and the Company is able to deduct the entire payment.

         Generally, an optionee recognizes no income upon the grant or exercise of an incentive stock option and, if the stock purchased on option exercise is not disposed of within two years from the date of grant nor within one year after exercise, the amount realized on sale or taxable exchange in excess of the option price is treated as a long term capital gain and the Company is not entitled to a federal income tax deduction. If stock acquired on exercise of an incentive stock option is disposed of before the expiration of either of the prescribed holding periods, the lesser of (i) the difference between the option price and the fair market value at the time of exercise or (ii) the difference between the option price and the amount realized upon disposition is treated as ordinary income to the optionee at the time of disposition and is allowed as a deduction to the Company; any excess of the amount realized upon sale over the fair market value at the time of exercise generally is treated as capital gain to the optionee. In general, an optionee who exercises a nonqualified option recognizes taxable ordinary income, and the Company is entitled to a deduction, at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased over the option price.

         ACCOUNTING EFFECTS. The proceeds of the sale of stock under the Plan constitute general funds of the Company and may be used by it for any purpose. Under present accounting practices followed by the Company, neither the grant at fair market value nor the exercise of an option generally results in any charge against the Company's earnings. The grant of options at a price less than 100% of fair market value results in compensation expense to the Company. To date, the Company has granted all options under the Plan at an exercise price equal to at least 100% of the fair market value of the Common Stock.

         GRANTS. No options have been granted under the Plan. Historically, the Company has granted options on a broad-based basis to most of its employees, and the Plan contains no limitation as to the maximum number of participants. The recipients of, and numbers of shares subject to, future grants under the Plan are not determinable at this time.

         Options currently are outstanding under the Company's 1986 Stock Option Plan (under which no new grants can be made) and 1988 Stock Option Plan for the following numbers of shares: Mr. E. Thomas Arington, 1,368,343 shares; Mr. Jeffrey T. Arington, 130,001 shares; Mr. Holt, 109,334 shares; Dr. Layton, 38,000 shares; all current (employee) executive officers as a group, 1,607,678 shares; and all employees, including all current officers who are not executive officers, as a group, 1,261,555 shares. The Company's nonemployee directors, who receive "formula" grants under the 1991 Stock Option Plan for Nonemployee Directors, hold outstanding options as follows: Mr. Baughman, 25,000 shares; Mr. Morgan, 24,000 shares; and Mr. Sundararaman, 15,000 shares.

         The Board of Directors intends to cause the following resolution to be presented to stockholders for action at the Annual Meeting:

                  RESOLVED, that the Duramed Pharmaceuticals, Inc. 1997 Stock Option Plan be, and it hereby is, approved and adopted by the stockholders of the Company.

The Board of Directors recommends a vote "FOR" approval and adoption of the Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


         EXECUTIVE OFFICERS. The current executive officers of the Company are as follows:

Name                         Age          Title
----                         ---          -----

E. Thomas Arington           60           Chairman of the Board, President and
                                          Chief Executive Officer

S. Sundararaman              61           Secretary and Director

Jeffrey T. Arington          37           Senior Vice President, Marketing,
                                          Sales and Science

Timothy J. Holt              45           Senior Vice President, Finance and
                                          Administration, Treasurer and Chief
                                          Financial Officer

         Information about Messrs. E. Thomas Arington and Sundararaman is given above under "The Board of Directors." Information about the Company's other executive officers is given below:

         JEFFREY T. ARINGTON. Mr. Arington has been Senior Vice President, Marketing, Sales and Science since 1995. He served as the Company's Senior Vice President, Marketing, Science and Operations from 1994 until 1995, as Vice President, Sales and Marketing of the Company from 1989 until 1994 and as Executive Director of Sales and Marketing from 1987 until 1989. From 1984 until 1987, he was employed by MarketMaster in a variety of executive positions. Jeffrey T. Arington is E. Thomas Arington's son.

         TIMOTHY J. HOLT. Mr. Holt has been Senior Vice President, Finance and Administration since April 1994. He served as Vice President, Finance of the Company from 1985 through March 1994. Prior to joining the Company in 1985, Mr. Holt was Vice President-Finance and Chief Financial Officer of Vortec Corporation, a then publicly held company operating in the fields of specialty manufacturing and home health care equipment, and also held financial management positions with privately held companies including Eagle Software Publishing.

         Officers of the Company are elected by, and serve at the discretion of, the Board of Directors.


         SUMMARY INFORMATION. The following table sets forth, for the fiscal years indicated, amounts of cash and certain other compensation paid by the Company to (i) Mr. E. Thomas Arington, (ii) each of the Company's other executive officers at the end of 1996 whose salary and bonus exceeded $100,000, and (iii) a former executive officer of the Company. Mr. Arington and these other persons are sometimes referred to as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                               Long Term
                                                                                              Compensation
                                           Annual Compensation                                   Awards
                                         -----------------------------------------------------------------------
                                                                              Other            Securities
                                                                              Annual           Underlying
                                                                             Compen-          Stock Option           All Other
         Name and                                              Bonus          sation             Grants            Compensation
     Principal Position          Year       Salary ($)          ($)           ($)(1)              (#)                 ($)(2)
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Arington               1996      $369,213        $  ---              ---              518,500               $32,522
Chief Executive Officer          1995       422,142           ---              ---                ---                  35,159
                                 1994       400,000         461,000            ---               95,158                27,699


Jeffrey T. Arington              1996      $148,489        $  ---              ---               17,000               $ 3,107
Senior Vice President            1995       155,262           ---              ---                ---                   3,308
                                 1994       137,885          50,000            ---                ---                   3,883



Timothy J. Holt                  1996      $145,883        $  ---              ---               15,000               $ 3,188
Senior Vice President            1995       155,262           ---              ---                ---                   5,540
and Treasurer                    1994       137,885          50,000            ---                ---                   4,115


Ivan E. Pusecker(3)              1996      $135,123        $  ---              ---               38,000               $ 3,040
                                 1995       144,606           ---              ---                ---                   3,830
                                 1994       124,292          40,000            ---                ---                   4,030

----------------------------

(1) None, other than perquisites which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive officer.

(2) Amounts disclosed for 1996 are comprised of the following: (i) term and/or whole life insurance premium payments for the benefit of Mr. E. Thomas Arington ($23,629), Mr. Jeffrey T. Arington ($308), Mr. Holt ($540) and Mr. Pusecker ($830); (ii) disability insurance premium payments for Mr. E. Thomas Arington ($5,893); (iii) matching contributions to the Company's 401(k) Plan on behalf of Mr. E. Thomas Arington ($3,000), Mr. Jeffrey T. Arington ($2,799), Mr. Holt ($2,648) and Mr. Pusecker ($2,210) in respect of their contributions to the Plan.

(3) Although Mr. Pusecker continues to render service to the Company as a full time employee, he resigned as an executive officer of the Company on November 5, 1996.


         STOCK OPTIONS. The following table presents information on option grants during 1996 to the named executive officers. The Company's plans do not provide for the grant of stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                   Individual Grants(1)
                            -------------------------------------------------------------------------------------------------------
                                Number of
                                Securities        % of Total                                            Potential Realizable
                                Underlying         Options           Exercise                             Value at Assumed
                                 Options          Granted to          or Base                           Annual Rates of Stock
                                 Granted         Employees in          Price         Expiration        Price Appreciation for
           Name                    (#)           Fiscal Year          ($/Sh)            Date                 Option Term
                                                                                                  ---------------------------------
                                                                                                       5% ($)          10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
E. Thomas Arington               500,000            48.6%             $8.625           5/13/06       $1,795,855      $5,414,034
                                  18,500             1.8%             $8.625           5/13/06        $  66,447       $ 200,319

Jeffrey T. Arington               10,000             1.0%             $8.625           5/13/06        $  35,917       $ 108,281
                                   7,000             0.7%             $8.625           7/11/06        $  25,142       $  75,796

Timothy J. Holt                   10,000             1.0%             $8.625           5/13/06        $  35,917       $ 108,281
                                   5,000             0.5%             $8.625           7/11/06        $  17,959       $  54,140

Ivan E. Pusecker                  10,000             1.0%             $8.625           5/13/06        $  35,917       $ 108,281
                                   5,000             0.5%             $8.625           7/11/06        $  17,959       $  54,140
                                  23,000             2.2%             $7.625           11/5/06        $ 110,292       $ 279,503


(1) All options having an expiration date of May 13, 2006 were granted originally on May 13, 1996 with an exercise price of $17.50 per share, and all options having an expiration date of July 11, 2006 were granted originally on July 11, 1996 with an exercise price of $14.50 per share. These options were repriced on November 11, 1996. See "Option Repricing Table."

         The grants for 10,000 shares to each of Messrs. Jeffrey T. Arington, Holt and Pusecker became exercisable as to 50% of the shares on May 13, 1996 and the remaining 50% of the shares became exercisable on May 13, 1997. The 23,000 share grant to Mr. Pusecker became exercisable on November 5, 1996. All other options become exercisable at a maximum rate of 25% of the shares per year beginning on the first anniversary of the date of grant.

         Each option becomes exercisable in full (i) if any person becomes, or commences a tender offer which could result in the person becoming, the beneficial owner of more than 50% of the outstanding shares of the Company's Common Stock or (ii) in the event of the execution of an agreement of merger, consolidation or reorganization pursuant to which the Company is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Company. Under certain change-of-control circumstances, an optionee will be entitled to receive a cash payment equal to the difference between the "fair value" of all unexercised option shares and the aggregate option price of those shares.

         With respect to each named executive officer, the following table sets forth information concerning option exercises during 1996 and unexercised options held at December 31, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                              Number of Securities     Value of Unexercised In-the-
                                                     Value Realized ($)      Underlying Unexercised       Money Options at FY-End
                                                                              Options at FY-End (#)                 ($)
                                                      (Market Price on
                            Shares Acquired on          Exercise Less             Exercisable/                 Exercisable/
          Name                 Exercise (#)            Exercise Price)            Unexercisable                Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
E. Thomas Arington                  ---                      ---                 949,843/418,500              $4,426,902/---

Jeffrey T. Arington                8,000                  $118,000               100,001/12,000                $543,705/---

Timothy J. Holt                     ---                      ---                  83,334/10,000                $443,329/---

Ivan E. Pusecker                  23,000                  $402,010                66,200/10,000                $224,990/---



         EMPLOYMENT AGREEMENT. On March 30, 1994, the Company entered into an Amended and Restated Employment Agreement (the "Agreement") with Mr. E. Thomas Arington. The initial term of the Agreement continues until December 31, 1998, subject to automatic annual extensions if notice of termination is not given by either party prior to specified dates. The effect of the Agreement is to provide for an initial five year employment term, with subsequent "rolling three year" minimum terms. The Agreement may be amended by agreement between the Compensation Committee of the Board of Directors and Mr. Arington.

         Under the Agreement, Mr. Arington is to receive a salary in an amount to be set by the Compensation Committee, but not less than $33,333 per month. For 1996, the Compensation Committee had determined to increase Mr. Arington's salary to $500,000 per year. In view of the Company's operating results, however, Mr. Arington declined the increase and, in addition, during the periods February 29 to July 29 and November 9 to December 30, 1996, voluntarily reduced his salary by 50% below that paid in 1995. (See "Report of the Compensation Committee on Executive Compensation.") The Agreement also entitles Mr. Arington to receive an annual bonus equal to the following percentages of the Company's income before taxes: 6% for 1996, and 5% for each of 1997 and 1998. After 1998, a bonus will be paid in such a manner and amount as the Compensation Committee might at that time determine. This incentive compensation arrangement was approved by the Company's stockholders at the 1994 Annual Meeting of Stockholders. Mr. Arington received no bonus in respect of 1996.

         The Agreement provides for life and disability insurance and for certain other customary benefits. Options to purchase 254,685 shares of Common Stock previously granted to Mr. Arington are continued by the Agreement. If Mr. Arington's employment is voluntarily terminated by him, or if he is terminated by the Company with cause, the Agreement provides that he will not compete with the Company for a period of one year after termination.

         OPTION REPRICING TABLE. As discussed in the Compensation Committee Report below, in November 1996 the Company gave certain holders of stock options, including certain executive officers, the opportunity to have the exercise price of their options amended to a lower price. The following option repricing table sets forth certain information concerning the repricing of stock options for executive officers of the Company in November 1996 and within the previous ten years.

                           Ten-Year Option Repricings
                           --------------------------

                                         Number of
                                         Securities           Market Price         Exercise                          Length of
                                         Underlying           of Stock at          Price at                          Original Term
                                         Options              Time of              Time of         New               Remaining at
                                         Repriced             Repricing            Repricing       Exercise          Date of
     Name                 Date           (#)(1)               ($)                  ($)             Price ($)         Repricing
     ----                 ----           ----------           -------------        ---------       ---------         ---------

E. Thomas               11/11/96            518,500              $7.500              $17.50          $8.625         9 yrs 6 mos
Arington                 3/18/91            254,685              $1.563              $ 8.56          $1.563         8 yrs 10 mos

Jeffrey T.              11/11/96             10,000              $7.500              $17.50          $8.625         9 yrs 6 mos
Arington                11/11/96              7,000              $7.500              $14.50          $8.625         9 yrs 8 mos
                         3/18/91              6,000              $1.563              $ 5.75          $1.563         6 yrs 10 mos
                         3/18/91              3,333              $1.563              $ 5.75          $1.563         7 yrs 6 mos
                         3/18/91              3,333              $1.563              $ 7.25          $1.563         8 yrs 0 mos
                         3/18/91              5,333              $1.563              $ 2.75          $1.563         8 yrs 9 mos

Timothy J.              11/11/96             10,000              $7.500              $17.50          $8.625         9 yrs 6 mos
Holt                    11/11/96              5,000              $7.500              $14.50          $8.625         9 yrs 8 mos
                         3/18/91             10,000              $1.563              $ 6.00          $1.563         5 yrs 6 mos
                         3/18/91              6,667              $1.563              $ 5.75          $1.563         6 yrs 10 mos
                         3/18/91              3,333              $1.563              $ 5.75          $1.563         7 yrs 6 mos
                         3/18/91              3,333              $1.563              $ 7.25          $1.563         8 yrs 0 mos
                         3/18/91              2,000              $1.563              $ 2.75          $1.563         8 yrs 9 mos

Ivan E. Pusecker        11/11/96             10,000              $7.500              $17.50          $8.625         9 yrs 6 mos
                        11/11/96              5,000              $7.500              $14.50          $8.625         9 yrs 8 mos

Doane F. Darling         3/18/91              6,667              $1.563              $ 8.75          $1.563         8 yrs 3 mos

------------------------------

(1) With respect to the options repriced on March 18, 1991, optionees were offered the choice of retaining existing options or receiving two new options, with new 3-year vesting schedules, for every three existing options exchanged. Mr. E. Thomas Arington exchanged old options for 382,028 shares for new options for 254,685 shares, Mr. Jeffrey T. Arington exchanged old options for 27,001 shares for new options for 17,999 shares, Mr. Holt exchanged old options for 38,001 shares for new options for 25,333 shares and Mr. Darling exchanged old options for 10,001 shares for new options for 6,667 shares.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

         Executive Compensation Policies. The Company's executive compensation consists of three components: annual salaries, annual bonuses and stock option grants.

         In a proactive response to various regulatory, industry-wide and Company-specific issues, the Company in late 1990 voluntarily suspended shipments of all its products and subsequently voluntarily surrendered all but two of its drug approvals. Thereafter, the Company's efforts were focused necessarily on a survival and recovery plan. Through execution of this plan, the Company returned to profitable operations in 1993 and 1994. In early 1995, a conscious decision was made by management to increase expenditures for manufacturing and other launch activities in connection with the then-anticipated approval of the Company's conjugated estrogens product and to provide the additional personnel and capital resources needed to implement the Company's business plan, including increased product development expenditures. This planned investment in the future contributed substantially to increased expenses, and therefore reduced levels of performance, and the Company reported losses for 1995 and 1996. However, the Company's management has also recognized the importance of balancing a strong product development commitment against the need to conserve resources, and action has been taken to implement operational changes consistent with these two corporate goals.

         The Company's policies on executive compensation have reflected the Company's history since 1990. These policies have been designed to retain the services of competent and talented managers, and to obtain the services of additional individuals of similar caliber during a very difficult period. To that end, a significant component of executive compensation has been stock option grants which serve to align closely the interests of management with those of stockholders. Salary and bonus levels have been affected by the cash flow difficulties faced by the Company and, in the case of the Company's Chief Executive Officer, payment of portions of salary and bonus have been deferred from time to time until the Company's cash flow situation improved.

         During 1995, the Compensation Committee established target ranges of total cash salary and bonus compensation for 1996 for different levels of management of the Company. The ranges of target total cash compensation were based upon the Compensation Committee's subjective judgment as appropriate to meet the policies on executive compensation described in the preceding paragraph. Actual salaries paid to the named executive officers for 1996 were below the target range. No bonuses were paid for 1996.

         Annual Salaries. The annual salary of the Company's Chief Executive Officer is established pursuant to the terms of an Employment Agreement with the Company which was initially entered into in 1987 and amended in 1994. Under the amended Employment Agreement, the Chief Executive Officer is to receive a salary in an amount to be set by the Compensation Committee, but not less than $33,333 per month. For 1996, the salary was set at $41,667 per month, an increase over the $33,334 per month paid in 1995. However, in view of the Company's need to conserve resources, the Chief Executive Officer did not accept this salary increase and, in addition, during the periods February 26 to July 29 and November 9 to December 30, 1996, voluntarily reduced his salary by 50% below that paid in 1995. The base salary provisions of the amended Employment Agreement were approved by the Compensation Committee after consideration of a number of factors. These factors, which were applied in a subjective manner, included the view of the Compensation Committee that the Company's very survival over the preceding few years were due in large part to the efforts of the Company's Chief Executive Officer, and the Compensation Committee's desire to ensure the continued services of the Company's Chief Executive Officer.

         During December 1996, the members of the Compensation Committee considered the salary to be paid to the Company's Chief Executive Officer for 1997. This involved a subjective consideration of the Company's operating results during 1996, the successful conclusion of the second part of the Company's private placement of Series C Preferred Stock and the private placement of Series D Preferred Stock which provided needed working capital for the Company, the entering into of various product agreements with other companies, the acquisition of Hallmark Pharmaceuticals, Inc., the substantial efforts expended pursuing an approval from the FDA of the Company's conjugated estrogens product and the status of the Company's overall product development program. The Committee concluded that the salary for the Company's Chief Executive Officer for 1997 should be maintained at the level of $41,667 per month originally set for 1996.

         Annual salaries for 1996 for executive officers other than the Chief Executive Officer were established by the Company's Chief Executive Officer, taking into consideration the target levels for total cash compensation established by the Compensation Committee, and were based upon factors which are typically subjective, such as his perception of the individual officer's performance, value to the Company, responsibility assumed, potential for assumption of increased responsibility and salary level needed to retain the services of the individual. The Company's lack of profitability and the market value of its stock were considered in a subjective manner in establishing executive officers' base salaries for 1996, but were not a substantial factor in such determination. Due to the Company's need to conserve resources, various salary reductions were implemented during periods of 1996.

         Salaries for 1997 were not increased over those originally established for 1996.

         Annual Bonuses. The Company's general policy is to pay annual bonuses to its executive officers. The Chief Executive Officer's Employment Agreement provides for bonuses (approved by the Company's stockholders in 1994) equal to the following percentages of the Company's income before taxes: for 1996, 6%, and for each of 1997 and 1998, 5%. Any bonuses paid to other executive officers are determined by the Company's Chief Executive Officer in consideration of the target levels for total cash compensation established by the Compensation Committee. The Chief Executive Officer's determination is subjective in nature and is based upon the factors outlined above under "Annual Salaries." The determination of bonuses for the Company's executive officers other than the Chief Executive Officer typically involves a subjective consideration of the Company's level of profitability during a particular year and the increase in the market value of the Company's Common Stock during that year. As a result of the Company's losses, no cash bonuses were paid or accrued for 1996.

         Stock Option Grants. Since the end of 1990, the Company has relied heavily upon significant grants of stock options for the purpose of providing incentives to management. Prior to September 26, 1996, these grants were made by the Compensation Committee. Since that date, grants have been made by the Board of Directors. These stock option grants have, in the view of the Compensation Committee and the Board, been the principal factor in enabling the Company to retain and build a competent management team in the face of the Company's financial condition.

         The size of option grants to individual employees of the Company is determined on a subjective basis, taking into account such factors as the employee's level of performance and responsibility and the loss which would be suffered by the Company if the employee were to leave the Company's employ. With respect to individuals other than the Company's Chief Executive Officer, the Board of Directors also considers the recommendations of the Chief Executive Officer which are based on the same subjective factors described above. In making these determinations, the Board of Directors considers the cash compensation received by recipients and the amount and terms of options already held by the recipients.

         On May 13, 1996, an option to purchase 18,500 shares was granted to E. Thomas Arington and options to purchase 10,000 shares were granted to each of the Company's other executive officers. These option grants were made in consideration of the factors described above and also in recognition of the fact that the Company did not pay a cash bonus to its executive officers for 1995 and that the cash salaries of the Company's executive officers had been reduced. On the same date, the Compensation Committee determined to make a contingent award of options to purchase 500,000 shares to the Company's Chief Executive Officer, Mr. E. Thomas Arington. Mr. Sundararaman did not participate in the Committee vote on this award. In so doing, the Committee noted that the effect of the private placement of the Series C Preferred Stock, along with the acquisition of Hallmark Pharmaceuticals, would reduce the Chief Executive Officer's percentage ownership of the Company, on a fully diluted basis, from approximately 13.0% to approximately 10.7%. As noted above, the Committee (and now the Board of Directors) places significant reliance upon grants of stock options for the purpose of providing incentives to management. The Committee also noted its desire to ensure that the Company's Chief Executive Officer, individually, continues to hold a significant equity percentage ownership of the Company. This grant of options to the Company's Chief Executive Officer was contingent upon receipt of approval by the Company's stockholders. This approval was received at the Annual Meeting of Stockholders held on July 8, 1996.

         Option Repricing. During 1996, the Company instituted various cost reductions, including substantial layoffs of personnel and reductions in salary and benefits. These actions were taken to conserve resources and allow the Company to continue to pursue its business plan while awaiting an FDA decision on the

Company's application for its conjugated estrogens product. On November 11, 1996, the Board of Directors noted that it was extremely important that the Company take appropriate actions to retain the services of the various Company employees who had suffered the effects of these cost reductions. The Board of Directors noted that the Company had gone to great difficulty and expense to build an employee team capable of executing the Company's business plan and that the Company's future plans would be greatly enhanced by the continued services of such individuals. As described above, the Company historically has relied upon stock option grants to encourage key employees to remain with the Company. The directors noted that the market price of the Company's Common Stock had declined during 1996, presumably as a result of the delay in action on the conjugated estrogens application and that, therefore, the outstanding stock options had lost some of their value as an encouragement to retain key employees. Accordingly, the directors discussed various incentives which could be supplied to continue to retain the services of these individuals. After this discussion, it was agreed that the exercise prices of certain outstanding options to purchase Common Stock of the Company should be adjusted. The directors selected an exercise price equal to 115% of the closing price of the Common Stock of the Company on November 11, 1996 and decided that all employee options which were outstanding at that time and which bore a greater exercise price, would be repriced to that value. The directors authorized the Company to take all action necessary to effect such amendments, with the understanding that all other terms of the outstanding options would remain in effect.

         On May 5, 1997 the Company was notified by the FDA that at this time it would not approve a generic conjugated estrogens product based upon its existing guidance and current official USP compositional standards. Although the Company remains optimistic about its future, continuation of the product development activities necessary to achieve its business plan, without the previously anticipated revenues from conjugated estrogens, will result in losses into 1998 and will require the Company to continue cost reductions and conservation of its resources. The impact of the FDA's decision on the Company's stock price also was immediate, resulting in a drop from $11.125 to as low as $3.00 per share. At a meeting on May 8, 1997, the Board of Directors determined that it was crucial that the Company be able to retain its employee team in the coming months. Because of cost containment pressures, the directors decided that the best currently available incentive was a further repricing of outstanding stock options. Accordingly, all outstanding employee options with an exercise price greater than $5.00 per share were repriced to that amount, with all other terms and conditions of the options remaining unchanged.


         Compensation Committee:                   Board of Directors:

         S. Sundararaman, Chairman                 E. Thomas Arington
         George W. Baughman                        George W. Baughman
         Stanley L. Morgan                         Derek G. Layton
                                                   Stanley L. Morgan
                                                   S. Sundararaman




         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. As discussed above under "Report of the Compensation Committee on Executive Compensation," Mr. E. Thomas Arington, the Company's Chief Executive Officer, determined the 1996 salaries of the Company's other named executive officers, taking into consideration the target range for total cash compensation established by the Compensation Committee.

         Certain indebtedness of the Company is guaranteed by Mr. Sundararaman, the Company's Secretary and the Chairman of the Compensation Committee, as well as by a former director and officer of the Company. As of December 31, 1996, the amount of outstanding indebtedness subject to these guarantees was $877,342.

         PERFORMANCE GRAPH. The following graph and table compare, over the period shown, the cumulative total stockholder return of the Company's common stock to the cumulative total return of companies included in the Center for Research in Security Prices' Index for The Nasdaq Stock Market (U.S. Companies) and in a peer group index comprised of Nasdaq Pharmaceuticals Stocks (SIC 2830-2839 U.S. & Foreign). In each case it is assumed that $100 was invested on December 31, 1991 and that all dividends were reinvested.

====================================================================================================================================
                                            1991           1992            1993            1994            1995             1996
------------------------------------------------------------------------------------------------------------------------------------
Duramed Pharmaceuticals(1)                 $100           $883            $1,400          $3,933          $4,000           $1,867
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Index                               $100           $116            $  134          $  131          $  185           $  227
------------------------------------------------------------------------------------------------------------------------------------
Nasdaq Pharmaceuticals, Inc.               $100           $ 83            $   74          $   56          $  102           $  102
====================================================================================================================================

(1) The Company's common stock was delisted from The Nasdaq Stock Market in September 1991 and was relisted on September 19, 1994. Prices during the period from January 1992 to September 1994 are based on the averages of the bid and ask prices quoted on the OTC Bulletin Board; prices for other periods are based on the closing prices reported on The Nasdaq Stock Market.

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS


         The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Ernst & Young LLP, Certified Public Accountants, as independent auditors of the Company for the year 1997.

         Ernst & Young LLP has served the Company since 1984. The Company has been informed that neither Ernst & Young LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

         The Board of Directors recommends a vote "FOR" approval of Ernst & Young LLP.

         In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the year 1997 will be permitted to stand unless the Board finds other good reasons for making a change. Representatives of Ernst & Young LLP will be in attendance at the meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.


                              CERTAIN TRANSACTIONS


         In late October 1996, the Company loaned Ivan E. Pusecker, then an executive officer of the Company, $93,881 to assist him in resolving certain financial circumstances. Mr. Pusecker remains as a highly-valued employee of the Company. The loan bears interest at the prime rate, commencing January 1, 1997, and is payable in full on December 31, 1997.


                           PRINCIPAL STOCKHOLDERS AND
                             HOLDINGS OF MANAGEMENT


         The following table sets forth, as of August 4, 1997, certain information with regard to the beneficial ownership of the Company's common stock by (i) each of the Company's stockholders known to hold more than 5% of the outstanding shares of common stock, (ii) each director and current executive officer named on the Summary Compensation Table, individually, and (iii) all directors and executive officers of the Company as a group.

     Name                                               Beneficial Ownership
     ----                                          ----------------------------------
                                                   Number Of Shares (1)        Percent
                                                   --------------------        -------

E. Thomas Arington                                       1,839,479               11.6%
7155 East Kemper Road
Cincinnati, OH  45249

George W. Baughman                                          73,000               *

Derek G. Layton                                              8,700               *

Stanley L. Morgan                                           77,000               *

S. Sundararaman                                            218,716                1.5%

Jeffrey T. Arington                                        142,014               *

Timothy J. Holt                                            110,353               *

All directors and                                        2,469,262               15.3%
executive officers
as a group (7 persons)

*Less than one percent.

---------------------

(1) Excludes shares of Common Stock subject to options which cannot be exercised within 60 days after August 4, 1997. Includes options to purchase the following numbers of shares: Mr. E. Thomas Arington, 1,054,468 shares; Mr. Baughman, 25,000 shares; Mr. Layton, 8,700 shares; Mr. Morgan, 24,000 shares; Mr. Sundararaman, 15,000 shares; Mr. Jeffrey T. Arington, 105,851 shares; Mr. Holt, 89,184 shares; and all current directors and executive officers as a group, 1,322,203 shares.




             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1996.


                            PROXY STATEMENT PROPOSALS


           Stockholder proposals will be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting if they are received by the Company before the close of business on April 18, 1998.

                                 OTHER BUSINESS


           The Company is not aware of any other matters which may properly be presented at the meeting. However, if other matters do come before the meeting, proxies will be voted on those matters in accordance with the recommendations of the Board of Directors.

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K BY WRITING TO THE SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION OF THE COMPANY AT THE COMPANY'S ADDRESS SHOWN ABOVE.

                                                                       EXHIBIT A


                          DURAMED PHARMACEUTICALS, INC.

                             1997 Stock Option Plan


                                    ARTICLE I

                                   OBJECTIVES


                  1.1 The objectives of this Stock Option Plan (the "Plan") are to enable Duramed Pharmaceuticals, Inc. ("Duramed") to compete successfully in retaining and attracting employees and advisors of outstanding ability, to stimulate the efforts of employees and advisors toward Duramed's objectives and to encourage ownership of shares of its Common Stock by its employees and advisors.


                                   ARTICLE II

                                   DEFINITIONS


                  2.1 For purposes of the Plan each of the following terms shall have the definition which is attributed to it, unless another definition is clearly indicated by a particular usage and context.

                           A. "ADVISOR" means any person who provides bona fide
                  advisory or consulting services to the Company other than services in connection with the offer or sale of securities in a capital-raising transaction.

                           B. "BOARD" means the Board of Directors of Duramed.

                           C. "CODE" means the Internal Revenue Code of 1986, as
                  amended. Reference to any Section of the Code includes the provisions of that Section as it may be amended or replaced by any other section(s) of like intent and purpose and also includes any regulations or rulings promulgated thereunder.

                           D. "COMPANY" means Duramed and any parent or
                  subsidiary of Duramed, as the terms "parent" and "subsidiary" are defined in Sections 424(e) and 424(f) of the Code.

                           E. "DISABILITY" means permanent and total disability
                  as defined in Section 22(e)(3) of the Code.

                           F. "EFFECTIVE DATE OF GRANT" means the date on which,
                  or such later date as of which, the Committee makes an award of an Option.

                           G. "ELIGIBLE EMPLOYEE" means any individual (other
                  than one who receives retirement benefits, stipends, consulting fees, honorariums, and the like) who performs services for the Company and is included on the regular payroll of the Company.

                           H. "EXCHANGE ACT" means the Securities Exchange Act
                  of 1934, as amended.

                           I. "FAIR MARKET VALUE" means the last sale price
                  reported on The Nasdaq Stock Market, or on any stock exchange on which the Shares are traded, on a specified date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or last preceding day on which bid and asked prices were reported, or such other method as the Committee may select, shall be used in determining Fair Market Value for a Share.

                           J. "INCENTIVE STOCK OPTION" shall have the same
                  meaning as is given to that term by Section 422 of the Code.

                           K. "NONQUALIFIED STOCK OPTION" means any Option other
                  than an Incentive Stock Option.

                           L. "OPTION" means the right, subject to the terms of
                  this Plan and to such other terms and conditions as the Committee may establish, to purchase from Duramed a stated number of Shares at a specified price.

                           M. "OPTION PRICE" means the purchase price per Share
                  subject to an Option. The Option Price shall not be (i) less than 50% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Nonqualified Stock Option, except that no Nonqualified Stock Option which is intended to result in compensation that qualifies for exclusion from the deduction limitation of Code Section 162(m) shall be granted with an Option Price of less than 100% of the Fair Market Value of a Share on the Effective Date of Grant, or (ii) less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Section 8.1.

                           N. "SHARE" means one share of the Common Stock, par
                  value $.01 per share, of Duramed.


                                   ARTICLE III

                                 ADMINISTRATION


                  3.1 ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of at least two members of the Board. For the purpose of option grants to and approval of other transactions with persons who are subject to Section 16 of the Exchange Act with respect to Duramed, each member of the Committee shall be a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act; provided, however, that nothing in this Plan shall prohibit these, or any other functions of the Committee under this Plan, from being performed by the Board. To the extent that it is desired that compensation resulting from the grant of a particular Option be excluded from the deduction limitation of Section 162(m) of the Code, all directors comprising the Committee granting such Option also shall be "outside directors" within the meaning of Code Section 162(m). Subject to and consistent with the provisions of the Plan, the Committee shall establish such rules and regulations as it may deem necessary or appropriate for the proper administration of the Plan, shall interpret the provisions of the Plan, shall decide all questions of fact arising in the application of Plan provisions and shall make such other determinations and take such actions in connection with the Plan and the Options granted hereunder as it deems necessary or advisable.

                  3.2 Except as specifically limited by the provisions of the Plan, the Committee shall have authority to:

                           A. Determine which Eligible Employees or Advisors
                  shall be granted Options;

                           B. Determine the number of Shares which may be
                  subject to each Option;

                           C. Determine the term and the Option Price of each
                  Option;

                           D. Determine whether an Option is an Incentive Stock
                  Option or a Nonqualified Stock Option (except that only Nonqualified Stock Options may be granted to Advisors);

                           E. Determine the time or times when Options will be
                  granted; and

                           F. Determine all other terms and conditions of each
                  Option, including (but not limited to) the terms of any Option agreement. The Committee may, in its discretion, determine as a condition of any Option that a stated percentage of Shares covered by such Option shall be exercisable in any one year or other stated period of time. The Committee may also waive or amend the terms and conditions of, or accelerate the vesting of, an Option under circumstances selected by the Committee.

                  3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

                  3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder and, to the extent not prohibited by applicable law, all members shall be indemnified by the Company for any liability and expenses which they may incur as a result of any claim or cause of action or threatened claim or cause of action, arising in connection with the administration of this Plan or the grant of any Option hereunder.


                                   ARTICLE IV

                                 SHARES ISSUABLE


                  4.1 Except as provided in Article XI, the number of Shares which may be issued under the Plan shall not exceed 1,500,000 Shares in the aggregate and Options for no more than 200,000 Shares may be granted to any individual Eligible Employee during any period of twelve (12) consecutive months. If any Option expires or terminates for any reason without being completely exercised, the Shares with respect to which such Option was not exercised may again be subject to other Options. Shares tendered or withheld as payment for the Option Price pursuant to Section 7.1 also shall be available for issuance under the Plan. The Committee may make such other determinations regarding the counting of Shares issued pursuant to the Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.


                                    ARTICLE V

                               GRANTING OF OPTIONS


                  5.1 Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant Options to Eligible Employees or Advisors on such terms and conditions as the Committee shall determine. Subject to the restriction of Section 3.2(D), more than one Option and more than one form of Option may be granted to the same individual. No director of Duramed who is not an employee of the Company and included on its regular payroll may be granted Options under this Plan.


                                   ARTICLE VI

                               EXERCISE OF OPTIONS


                  6.1 Any person entitled to exercise an Option may do so, without the need for further approval pursuant to Exchange Act Rule 16b-3, in whole or in part by delivering to Duramed, attention: Stock Option Plan Administrator, at its principal office a written notice of exercise. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.


                                   ARTICLE VII

                             PAYMENT OF OPTION PRICE


                  7.1 Subject to such administrative requirements as the Committee may impose, payment of the Option Price shall be made in cash, or, with the approval of the Committee, by the tender of previously owned Shares or by directing that a portion of the Shares to be issued upon exercise of the Option be withheld by Duramed as payment (to the extent permitted by law) or by a combination of the foregoing. If payment by the tender of previously owned Shares or the withholding of Shares is selected, the value of each Share shall be deemed to be the Fair Market Value of a Share on the day the Shares are tendered or withheld for payment. In the case of a tender of previously owned Shares, this shall be the date on which the Shares, duly endorsed or accompanied by a stock power duly endorsed for transfer to Duramed, are received by Duramed. In the case of a withholding of Shares, this shall be the date on which a complete and correct notice of exercise directing the withholding is received by Duramed. Notwithstanding the foregoing, an Option's exercise price may also be paid pursuant to a "cashless" exercise/sale procedure involving a simultaneous sale by a broker, in which case the exercise date shall be the trade date, provided that proceeds of such sale in full payment of the Option Price are received by Duramed on such date.

                                  ARTICLE VIII

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS


                  8.1 Any option designated as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, an Incentive Stock Option shall be subject to the following specific provisions:

                           A. No Incentive Stock Option may be exercised after
                  the expiration of ten years from the Effective Date of Grant.

                           B. At the time the Incentive Stock Option is granted,
                  if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                                    (i) The Option Price must equal at least
                           110% of the Fair Market Value on the Effective Date of Grant; and

                                    (ii) The term of the Option shall not be
                           greater than five years from the Effective Date of Grant.

                           C. The aggregate Fair Market Value (determined as of
                  the Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any holder during any calendar year (under all plans of the Company) shall not exceed $100,000.

                  8.2 If any Option is not granted, exercised or held pursuant to the provisions of Code Section 422, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with those provisions.


                                   ARTICLE IX

                           TRANSFERABILITY OF OPTIONS


                  9.1 During the lifetime of an Eligible Employee or Advisor to whom an Option has been granted, such Option is non-assignable and non-transferable and may be exercised only by such individual or that individual's legal representative or guardian, except that a Nonqualified Stock Option may be transferred (A) pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code, (B) to the spouse or a child of the Eligible Employee or Advisor to whom the Option was granted or (C) to such other persons or entities, in accordance with such terms and conditions, as the Committee may permit. In the event of the death of an Eligible Employee or Advisor to whom an Option has been granted, the Option shall be transferable pursuant to the holder's Will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Article X.

                                    ARTICLE X

                             TERMINATION OF OPTIONS


                  10.1 Unless earlier terminated pursuant to Article XIII, an Option granted to an Eligible Employee will terminate as follows:

                           A. During the period of the Eligible Employee's
                  continuous employment with the Company, the Option will terminate upon the earlier of the date on which it has been fully exercised, it expires by its terms or it is terminated by the mutual agreement of the Company and the Eligible Employee.

                           B. Upon termination of employment for any reason any
                  unexercisable Option shall immediately terminate. Except as provided in Section 10.1(C), any Option which is exercisable on the date of termination of employment will terminate upon the earlier of its full exercise, the expiration of the Option by its terms or the end of the three-month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                           C. If an Eligible Employee to whom an Option was
                  granted becomes subject to a Disability or dies while employed by the Company or within three months of termination of employment for any reason, the Option may be exercised at any time within one year after the date of death or the commencement of Disability, to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death or the commencement of Disability, by the Eligible Employee or the Eligible Employee's legal representative or guardian or by the representative(s) of the Eligible Employee's estate or the person(s) to whom the Option may have been transferred by Will or by the laws of descent and distribution.

                  10.2 An Option granted to an Advisor will terminate upon the earlier of the full exercise of the Option or the expiration of the Option by its terms.

                  10.3 The provisions of Sections 10.1 and 10.2 above shall apply irrespective of whether a Nonqualified Stock Option has been transferred to a person or entity other than the Eligible Employee or Advisor to whom the Option was granted.

                  10.4 The Committee, at its discretion, may extend the periods for Option exercise set forth in this Article X.


                                   ARTICLE XI

                     ADJUSTMENTS TO SHARES AND OPTION PRICE


                  11.1 The Committee shall make appropriate adjustments in the number of Shares available for issuance under the Plan, the number of Shares subject to outstanding Options and the Option Price of optioned Shares in order to give effect to changes in the Shares as a result of any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other similar event. The determination as to the method and extent of such adjustments shall be within the sole discretion of the Committee.


                                   ARTICLE XII

                       AMENDMENT OR DISCONTINUANCE OF PLAN


                  12.1 The Board may at any time amend, suspend or discontinue the Plan; provided, however, that no amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.


                                  ARTICLE XIII

                                 CERTAIN EVENTS


                  13.1 In the event Duramed shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and, except as provided in Section 13.4, any Option previously granted hereunder shall terminate. If practical, Duramed shall give each holder of an Option twenty (20) days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

                  13.2 In the event any person, by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3 as in effect on February 11, 1997) of more than 50% of the outstanding Shares of Duramed, or commences a tender offer pursuant to Exchange Act Regulation 14C (as in effect on February 11, 1997) which, if successful, would result in such person becoming the beneficial owner of more than 50% of such Shares, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                  13.3 In the event of the execution of an agreement of reorganization, merger or consolidation of Duramed with one or more corporations as a result of which Duramed is not to be the surviving corporation (whether or not Duramed shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of Duramed, then all Options which are outstanding at the time of such event shall immediately become exercisable in full.

                  13.4 In the event of any of the transactions referred to in
Section 13.3 hereof, any holder of one or more Options who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Duramed shall be entitled to tender such Options to the Company and to receive from the Company a payment of cash equal to the difference between the aggregate "Fair Value" of Shares subject to the holder's Options which are outstanding and not exercised immediately prior to the time of consummation of the transaction and the aggregate Option Price of such Shares. For this purpose, "Fair Value" shall mean the cash value per Share to be paid to stockholders pursuant to such agreement, or if cash value is not to be paid, the highest Fair Market Value of a Share during the 60-day period immediately preceding the date of the consummation of the transaction. The foregoing payment under this Section 13.4 shall be made in lieu of and in full discharge of any and all obligations of the Company in respect of all subject Options of the holder.

                  13.5 The grant of Options under the Plan shall in no way affect the right of Duramed to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  13.6 Notwithstanding the foregoing, in the event the amounts deemed payable under this Article XIII when added to all other payments to the holder of an Option by the Company, would, if made, constitute Excess Parachute Payments within the meaning of Sections 280G and 4999 of the Code, the amounts deemed payable by the Company under this Article shall be reduced by the amount deemed necessary to cause the holder to receive $1,000.00 less than three times the holder's Base Amount (as that term is defined in Code Section 280G) from all such payments to the holder from the Company. In the event the amount of the payments exceeds the amount subsequently determined to have been due, the excess benefits over three times the Base Amount shall constitute a loan by the Company to the holder, payable on demand by the Company, with interest at a rate equal to 120% of the applicable federal rate determined under Section 1274 of the Code, compounded semi-annually.


                                   ARTICLE XIV

                                 EFFECTIVE DATE


                  14.1 This Plan became effective as of February 11, 1997. No Option shall be granted hereunder subsequent to February 10, 2007 or subsequent to any earlier date as of which this Plan is terminated.


                                   ARTICLE XV

                                  MISCELLANEOUS


                  15.1 Nothing contained in this Plan shall constitute the granting of an Option. Each Option shall be represented by a written Option agreement, executed by both the Eligible Employee or Advisor and Duramed.

                  15.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall Duramed be obligated to issue certificates more often than once each quarter of each fiscal year. No person holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a stockholder of Duramed with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Option may be transferred, and no Option shall be exercisable or Shares issued and delivered upon exercise of an Option, unless and until Duramed has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which Duramed's securities may then be listed as well as any other requirements of law.

                  15.3 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any person any right to continue in the employ of or in any business relationship with the Company or to interfere in any way with the right of the Company to terminate a person's employment or business relationship with the Company at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                  15.4 This Plan shall be construed and administered in accordance with and governed by the laws of the State of Delaware.

                          DURAMED PHARMACEUTICALS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            PROXY FOR ANNUAL MEETING

                  The undersigned hereby appoints E. Thomas Arington and Timothy
J. Holt, and each of them, attorneys with the powers which the undersigned would possess if personally present, including the power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Duramed Pharmaceuticals, Inc. to be held at 5040 Duramed Drive, Cincinnati, Ohio 45213 on September 30, 1997, at 9:00 a.m. (EDT), and at any adjournments thereof:

1. Election of E. Thomas Arington, George W. Baughman, Derek G. Layton, Stanley
L. Morgan, and S. Sundararaman as directors.

[ ] FOR all nominees;    [ ] WITHHELD from all nominees;      [ ]  *EXCEPTIONS
                                                                   (as marked
                                                                    below).

For all nominees except as noted on line below:
*EXCEPTIONS
           --------------------------------------------------------------------

2. [ ] FOR  [ ] AGAINST   [ ] ABSTAIN    on the proposal to approve the
                                         Company's 1997 Stock Option Plan.

3. [ ] FOR  [ ] AGAINST   [ ] ABSTAIN    on the proposal to ratify the
                                         appointment of Ernst & Young LLP as
                                         independent auditors.

4. Upon such other business as may properly come before the meeting.

   The proxy will be voted on the above as specified. IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED "FOR" EACH OF THE PROPOSALS AND IN FAVOR OF THE NOMINEES LISTED ABOVE.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

   As to any other matter or if any of said nominees are not available for election, said attorneys shall vote in accordance with the recommendation of the Board of Directors.

   Please mark: I do [ ]  do not [ ]  plan to attend the meeting.

                                       Dated                              , 1997
                                            ------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                         (Signature of Stockholder)

                                       IMPORTANT: Please date and sign exactly
                                       as name appears hereon. If shares are
                                       held jointly, each stockholder named
                                       should sign. Executors, administrators,
                                       trustees, etc. should so indicate when
                                       signing. If the signer is a corporation, please sign full corporate name by duly authorized officer.